As Filed with the Securities and Exchange Commission on
                 June 6, 2002, 2002 Registration No. 333-72270
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------
                                POST-EFFECTIVE
                              AMENDMENT NO. 1 TO

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ----------------------



                               VIVENDI UNIVERSAL
            (Exact name of registrant as specified in its charter)



             France                                    None
  (State or other jurisdiction         (I.R.S. Employer Identification No.)
of incorporation or organization)


                            42, avenue de Friedland
                         75380 Paris Cedex 08, France
                              33 (1) 71 71 10 00
                   (Address of Principal Executive Offices)
                            ----------------------

              Vivendi Universal U.S. Employee Stock Purchase Plan
                             (Full Title of Plans)
                            ----------------------

                      Vivendi Universal U.S. Holding Co.
                               800 Third Avenue
                                   7th Floor
                           New York, New York 10022
                                (212) 572-7000
                             Attention: President
(Name, address and telephone number, including area code, of agent for service)

                            ----------------------

                                  Copies To:


             Faiza J. Saeed                                Elena Baxter
        Cravath, Swaine & Moore                             Bredin Prat
            Worldwide Plaza                            130, rue du Faubourg
           825 Eighth Avenue                               Saint-Honore
        New York, NY 10019-7472                         Paris, 75008 France
             (212) 474-1000                             33 (1) 44 35 35 35

===============================================================================

                                EXPLANATORY NOTE

     As a result of the acquisition of control of the entertainment assets of USA Interactive, (formerly known as USA Networks, Inc.) by the Registrant and its affiliates, as disclosed in the Registrant's report on Form 6-K (File No. 001-16301) dated as of May 8, 2002, certain participants, who participated in the Vivendi Universal U.S. Employee Stock Purchase Plan, with respect to which the Registrant previously filed a registration statement on Form S-8 (No. 333-72270) dated as of October 26, 2001 (the "Prior S-8"), no longer participate in such plan and instead may participate in the Vivendi Universal U.S. Nonqualified Employee Stock Purchase Plan with respect to which the Registrant has filed a separate registration statement on Form S-8 (No. 333-89754) dated as of June 4, 2002 (the "New S-8"). Accordingly, under Instruction E to the General Instructions to Form S-8 and Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997), the Registrant hereby reallocates 1,250,000 ordinary shares registered under the Prior S-8 to the New S-8 and carries forward to the New S-8 $14,278.25 of the filing fee paid in connection with the Prior S-8 with respect to such shares.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the "Commission"). Such documents are not being filed with the Commission either as part of this Post-Effective Amendment No. 1 or as prospectuses or prospectus supplements pursuant to Rule
424. These documents and the documents incorporated by reference into this Post-Effective Amendment No. 1 pursuant to Item 3 of Part II of this Post-Effective Amendment No. 1, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed with the Commission by the Registrant are hereby incorporated by reference and shall be deemed a part hereof:

          (a) Vivendi Universal's Form 20-F (File No. 001-16301) filed on May 28, 2002.

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Registrant's fiscal year ended December 31, 2001.

          (c) The description of Vivendi Universal ordinary shares, nominal value (Euro) 5.50 per share, contained in the Registrant's Form 8-A filed December 29, 2000.

     All documents filed by the Registrant or the Vivendi Universal U.S. Employee Stock Purchase Plan (the "Plan") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the effective date of this Post-Effective Amendment No. 1, prior to the filing of a post-effective amendment to this Post-Effective Amendment No. 1 which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Post-Effective Amendment No. 1 and to be part hereof from the date of filing of such documents.

     Any statement contained herein or in any document to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Post-Effective Amendment No. 1 to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Post-Effective Amendment No. 1.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

     The French commercial code provides that any clause of a corporation's statuts that conditions legal proceedings against the members of its board of directors or the chief executive officer on the prior approval or on the authorization of the general shareholders' meeting or which provides in advance for the waiver of such proceedings is void. The French commercial code also provides that a resolution adopted at a general shareholders' meeting cannot cause the extinction of an action brought against the members of the board of directors for damages due to breach of duty in their official capacity.

     The Registrant has Directors and Officers liability insurance that provides $200 million of protection for its officers and directors.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.


Exhibit Number                                  Description
--------------                                  -----------


4.1 Vivendi Universal Restated Corporate statuts (unofficial English translation) (previously filed as an Exhibit to Vivendi Universal's Form 20-F filed on May 28, 2002 (and incorporated herein by reference)).

4.2 Deposit Agreement dated as of April 19, 1995, as amended and restated as of September 11, 2000, as further amended and restated as of December 8, 2000 among Vivendi Universal, S.A. The Bank of New York, as depositary, and all the Owners and Beneficial Owners from time to time of American Depositary Shares issued hereunder (previously filed as an Exhibit to Vivendi Universal's Registration Statement on Form 8-A dated December 29, 2000 (and incorporated herein by reference)).

23.1                Consent of RSM Salustro Reydel and Barbier Frinault & Cie.

24.1 Power of Attorney (filed as Exhibit 24.1 to the Registration Statement on Form S-8 (File No. 333-72270) filed by the Registrant on October 26, 2001, and incorporated herein by reference.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 5th day of June, 2002.


                                        VIVENDI UNIVERSAL


                                        By /s/ George E. Bushnell III
                                           -----------------------------
                                           Name: George E. Bushnell III
                                           Title: Vice President



     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 5th day of June, 2002.


                                        VIVENDI UNIVERSAL U.S. EMPLOYEE
                                        STOCK PURCHASE PLAN


                                        By /s/ Daniel J. Losito
                                           ---------------------------
                                           Name: Daniel J. Losito
                                           Title: Vice President

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.



Signature                       Title                               Date

           *
----------------------------    Chairman and Chief Executive        June 5, 2002
Jean-Marie Messier              Officer (Principal Executive
                                Officer)

           *
----------------------------    Vice Chairman                       June 5, 2002
Edgar Bronfman, Jr.


           *                    Chief Financial Officer (Principal  June 5, 2002
----------------------------    Financial and Principal
Guillaume Hannezo               Accounting Officer)


           *                    Senior Vice President,              June 5, 2002
----------------------------    Finance (Deputy Chief Financial
Dominique Gibert                Officer)


           *
----------------------------    Director and Co-Chief Operating     June 5, 2002
Pierre Lescure                  Officer


           *
----------------------------    Director and Co-Chief Operating    June 5, 2002
Eric Licoys                     Officer


           *                    Director                           June 5, 2002
----------------------------
Bernard Arnault


           *
----------------------------    Director                           June 5, 2002
Jean-Louis Beffa


           *
----------------------------    Director                           June 5, 2002
Jean-Marc Espalioux

----------------------------    Director
Philippe Foriel-Destezet


            *
-----------------------------   Director                           June 5, 2002
Jacques Friedmann


           *
----------------------------    Director                           June 5, 2002
Marie-Josee Kravis


           *
----------------------------    Director                           June 5, 2002
Henri Lachmann


           *
----------------------------    Director                           June 5, 2002
Samuel Minzberg


---------------------------     Director
Simon Murray


           *
----------------------------    Director                           June 5, 2002
Serge Tchuruk


----------------------------    Director
Rene Thomas


           *
----------------------------    Director                           June 5, 2002
Marc Vienot


----------------------------    Director
Esther Koplowitz


----------------------------    Director
Edgar M. Bronfman

----------------------------    Director
Richard H. Brown


/s/ George E. Bushnell III      Authorized Representative in the   June 5, 2002
----------------------------    United States
George E. Bushnell III




*By: /s/ George E. Bushnell III
     ----------------------------
     Name: George E. Bushnell III
     Attorney-in-fact

                                  EXHIBIT INDEX


Exhibit Number                          Description
--------------                          -----------

4.1 Vivendi Universal Restated Corporate statuts (unofficial English translation) (previously filed as an Exhibit to Vivendi Universal's Form 20-F filed on May 28, 2002 (and incorporated herein by reference)).

4.2 Deposit Agreement dated as of April 19, 1995, as amended and restated as of September 11, 2000, as further amended and restated as of December 8, 2000 among Vivendi Universal, S.A. The Bank of New York, as depositary, and all the Owners and Beneficial Owners from time to time of American Depositary Shares issued hereunder (previously filed as an Exhibit to Vivendi Universal's Registration Statement on Form 8-A dated December 29, 2000 (and incorporated herein by reference)).

23.1                    Consent of RSM Salustro Reydel and Barbier Frinault &
                        Cie.

24.1 Power of Attorney (filed as Exhibit 24.1 to the Registration Statement on Form S-8 (File No. 333-72270) filed by the Registrant on October 26, 2001, and incorporated herein by reference.